As filed with the Securities and Exchange Commission on June 13, 2006.
Registration No. 333-132080

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYNCHRONOSS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7371 (Computer Programming Services) (Primary Standard Industrial Classification Code Number)	06-1594540 (I.R.S. Employer Identification Number)
750 Route 202 South
Suite 600
Bridgewater, NJ 08807
(866) 620-3940

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Stephen G. Waldis
Chairman of the Board of Directors, President and Chief Executive Officer
750 Route 202 South
Suite 600
Bridgewater, NJ 08807
(866) 620-3940

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Marc F. Dupré Angela N. Clement Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 610 Lincoln Street Waltham, Massachusetts 02451 Telephone: (781) 890-8800 Telecopy: (781) 622-1622	Keith F. Higgins Ropes & Gray LLP One International Place Boston, Massachusetts 02110 Telephone: (617) 951-7000 Telecopy: (617) 951-7050

       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.     ☐
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
       This Amendment No. 5 to the Registration Statement on Form S-1 is a Part II filing solely to re-file Exhibit 5.1. Accordingly, a preliminary prospectus has been omitted.

PART II
Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution
       The following table presents the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

SEC Registration fee	$10,287
NASD fee	$10,114
Nasdaq National Market listing fee	$125,000
Printing and engraving expenses	$306,000
Legal fees and expenses	$1,200,000
Accounting fees and expenses	$700,000
Blue sky fees and expenses	$10,000
Custodian and transfer agent fees	$7,500
Miscellaneous fees and expenses	$55,671

Total	$2,424,572

Item 14.	Indemnification of Directors and Officers
       Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit indemnification under limited circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”). Article VI, Section 6.1 of our bylaws provides for mandatory indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law. Our amended and restated certificate of incorporation provides that, under Delaware law, our directors and officers shall not be liable for monetary damages for breach of the officers’ or directors’ fiduciary duty as officers or directors to our stockholders and us. This provision in the amended and restated certificate of incorporation does not eliminate the directors’ or officers’ fiduciary duty, and in appropriate circumstances, equitable remedies like injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director or officer will continue to be subject to liability for breach of the director’s or officer’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for actions leading to improper personal benefit to the director or officer, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We have entered into indemnification agreements with our directors and officers, a form of which is attached as Exhibit 10.1 and incorporated by reference. The indemnification agreements provide our directors and officers with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is made to Section 8 of the underwriting agreement contained in Exhibit 1.1 to this prospectus, indemnifying our directors and officers against limited liabilities. In addition, Section 1.7 of the Registration Rights Agreement contained in Exhibits 4.5 to this registration statement provides for indemnification of certain of our stockholders against liabilities described in the Registration Rights Agreement.

Item 15.	Recent Sales of Unregistered Securities
       In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:
       1. We granted direct issuances or stock options to purchase 2,198,500 shares of our common stock at exercise prices ranging from $0.29 to $10.00 per share to employees, consultants, directors and other service providers under our 2000 Stock Plan. We did not grant any direct issuances or stock options outside of the 2000 Plan.
       2. We issued and sold an aggregate of 447,678 shares of our common stock to employees, consultants, and other service providers for aggregate consideration of approximately $1,042,868 under direct issuances or exercises of options granted under our 2000 Stock Plan. We did not issue or sell any shares of our common stock to employees, consultants, and other service providers outside of the 2000 Stock Plan.
       3. The sale of the above securities was deemed to be exempt from registration under Rule 701 promulgated under Section 3(b) of the Securities Act as transactions under compensation benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution and appropriate legends were affixed to the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
No.		Description

1	.1@	Form of Underwriting Agreement.
3	.1@	Amended and Restated Certificate of Incorporation of the Registrant.
3	.2^	Form of Restated Certificate of Incorporation to be effective upon closing.
3	.3#	Bylaws of the Registrant.
3	.4&	Amended and Restated Bylaws of the Registrant to be effective upon closing.
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4.
4	.2@	Form of Registrant’s Common Stock certificate.
4	.3#	Amended and Restated Investors Rights Agreement, dated December 22, 2000, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto.
4	.4#	Amendment No. 1 to Synchronoss Technologies, Inc. Amended and Restated Investors Rights Agreement, dated April 27, 2001, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto.
4	.5#	Registration Rights Agreement, dated November 13, 2000, by and among the Registrant and the investors listed on the signature pages thereto.
4	.6#	Amendment No. 1 to Synchronoss Technologies, Inc. Registration Rights Agreement, dated May 21, 2001, by and among the Registrant, certain stockholders listed on the signature pages thereto and Silicon Valley Bank.
5.1		Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
10	.1&	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10	.2†#	Synchronoss Technologies, Inc. 2000 Stock Plan and forms of agreements thereunder.
10	.3†&	Amendment No. 1 to Synchronoss Technologies, Inc. 2000 Stock Plan.
10	.4&	2006 Equity Incentive Plan and forms of agreements thereunder.

Exhibit
No.		Description

10	.5#	Lease Agreement between the Registrant and BTCT Associates, L.L.C. for the premises located at 750 Route 202 South, Bridgewater, New Jersey, dated as of May 11, 2004.
10	.6#	Lease Agreement between the Registrant and Liberty Property Limited Partnership for the premises located at 1525 Valley Center Parkway, Bethlehem, Pennsylvania, dated as of February 14, 2002.
10	.7#	Lease Agreement between the Registrant and Apple Tree LLC for the premises located at 8201 164th Avenue NE, Redmond, Washington, dated as of November 28, 2005.
10	.8#	Warrants to Purchase Series A Preferred Stock of the Registrant issued to Silicon Valley Bank, dated as of May 21, 2001 and June 26, 2002.
10	.9#	Loan and Security Agreement between the Registrant and Silicon Valley Bank, dated as of May 21, 2001.
10	.10‡^	Cingular Master Services Agreement, effective September 1, 2005 by and between the Registrant and Cingular Wireless LLC.
10	.11†@	Employment Agreement between the Registrant and Stephen G. Waldis.
10	.12†@	Employment Agreement between the Registrant and Lawrence R. Irving.
10	.13†@	Employment Agreement between the Registrant and David E. Berry.
10	.14†@	Employment Agreement between the Registrant and Robert Garcia.
23	.1@	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.
23.2		Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).
23	.3^	Consent of Charles E. Hoffman to be named as director nominee.
24	.1#	Power of Attorney (included on signature page to the Registration Statement filed on February 28, 2004).

†	Compensation Arrangement.

*	To be filed by amendment.

‡	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.

#	Previously filed as an exhibit to this Registration Statement filed February 28, 2006.

$	Previously filed as an exhibit to this Registration Statement filed April 14, 2006.

&	Previously filed as an exhibit to this Registration Statement filed May 9, 2006.

^	Previously filed as an exhibit to this Registration Statement filed May 30, 2006.

@	Previously filed as an exhibit to this Registration Statement filed June 12, 2006

(b)	Financial Statement Schedules
       The following financial supplement schedule is filed as part of this Registration Statement:
       Schedule II: Valuation and Qualifying Accounts
       All other schedules have been omitted as they are not required, not applicable, or the required information is otherwise included.

Schedule II: Valuation and Qualifying Accounts

	Balance			Balance at
	Beginning of	Charged to		End of
Allowance for Doubtful Accounts	Year	Expense	Write-Offs	Year

	(in thousands)
December 31, 2003	$220	$137	$—	$357
December 31, 2004	$357	$(123)	$(34)	$200
December 31, 2005	$200	$21	$—	$221

Note:	Additions to the allowance for doubtful accounts are charged to expenses.

Item 17.	Undertakings
       We undertake to provide to the underwriters at the closing specified in the underwriting agreement, certificates in the denominations and registered in the names as required by the underwriters to permit prompt delivery to each purchaser.
       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant under the Delaware General Corporation Law, the amended and restated certificate of incorporation or our bylaws, the underwriting agreement, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of ours in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.
       We undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on this 13th day of June, 2006.

SYNCHRONOSS TECHNOLOGIES, INC.

By:	/s/ Stephen G. Waldis

Stephen G. Waldis
Chairman of the Board of Directors,
President and Chief Executive Officer
SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature		Title	Date

/s/ Stephen G. Waldis Stephen G. Waldis		Chairman of the Board of Directors, President and Chief Executive Officer	June 13, 2006

/s/ Lawrence R. Irving Lawrence R. Irving		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 13, 2006

* William Cadogan		Director	June 13, 2006

* Thomas J. Hopkins		Director	June 13, 2006

* James McCormick		Director	June 13, 2006

* Scott Yaphe		Director	June 13, 2006

By:	/s/ Stephen G. Waldis Stephen G. Waldis Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
No.		Description

1	.1@	Form of Underwriting Agreement.
3	.1@	Amended and Restated Certificate of Incorporation of the Registrant.
3	.2^	Form of Restated Certificate of Incorporation to be effective upon closing.
3	.3#	Bylaws of the Registrant.
3	.4&	Amended and Restated Bylaws of the Registrant to be effective upon closing.
4.1		Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4.
4	.2@	Form of Registrant’s Common Stock certificate.
4	.3#	Amended and Restated Investors Rights Agreement, dated December 22, 2000, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto.
4	.4#	Amendment No. 1 to Synchronoss Technologies, Inc. Amended and Restated Investors Rights Agreement, dated April 27, 2001, by and among the Registrant, certain stockholders and the investors listed on the signature pages thereto.
4	.5#	Registration Rights Agreement, dated November 13, 2000, by and among the Registrant and the investors listed on the signature pages thereto.
4	.6#	Amendment No. 1 to Synchronoss Technologies, Inc. Registration Rights Agreement, dated May 21, 2001, by and among the Registrant, certain stockholders listed on the signature pages thereto and Silicon Valley Bank.
5.1		Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
10	.1&	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10	.2†#	Synchronoss Technologies, Inc. 2000 Stock Plan and forms of agreements thereunder.
10	.3†&	Amendment No. 1 to Synchronoss Technologies, Inc. 2000 Stock Plan.
10	.4&	2006 Equity Incentive Plan and forms of agreements thereunder.
10	.5#	Lease Agreement between the Registrant and BTCT Associates, L.L.C. for the premises located at 750 Route 202 South, Bridgewater, New Jersey, dated as of May 11, 2004.
10	.6#	Lease Agreement between the Registrant and Liberty Property Limited Partnership for the premises located at 1525 Valley Center Parkway, Bethlehem, Pennsylvania, dated as of February 14, 2002.
10	.7#	Lease Agreement between the Registrant and Apple Tree LLC for the premises located at 8201 164th Avenue NE, Redmond, Washington, dated as of November 28, 2005.
10	.8#	Warrants to Purchase Series A Preferred Stock of the Registrant issued to Silicon Valley Bank, dated as of May 21, 2001 and June 26, 2002.
10	.9#	Loan and Security Agreement between the Registrant and Silicon Valley Bank, dated as of May 21, 2001.
10	.10‡^	Cingular Master Services Agreement, effective September 1, 2005 by and between the Registrant and Cingular Wireless LLC.
10	.11†@	Employment Agreement between the Registrant and Stephen G. Waldis.
10	.12†@	Employment Agreement between the Registrant and Lawrence R. Irving.
10	.13†@	Employment Agreement between the Registrant and David E. Berry.
10	.14†@	Employment Agreement between the Registrant and Robert Garcia.
23	.1@	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.
23.2		Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).
23	.3^	Consent of Charles E. Hoffman to be named as a director nominee.
24	.1#	Power of Attorney (included on signature page to the Registration Statement filed on February 28, 2004).

†	Compensation Arrangement.

*	To be filed by amendment.

‡	Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.

#	Previously filed as an exhibit to this Registration Statement filed February 28, 2006.

$	Previously filed as an exhibit to this Registration Statement filed April 14, 2006.

&	Previously filed as an exhibit to this Registration Statement filed May 9, 2006.

^	Previously filed as an exhibit to this Registration Statement filed May 30, 2006.

@	Previously filed as an exhibit to this Registration Statement filed June 12, 2006